EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
MARCH 20, 2007
CROSSTEX ENERGY HOSTS 3RD ANNUAL ANALYST CONFERENCE MARCH 30
DALLAS, Mar 20, 2007 (BUSINESS WIRE) — Crosstex Energy, L.P. (NASDAQ: XTEX) and Crosstex Energy, Inc. (NASDAQ: XTXI) will hold their 3rd annual analyst conference on Friday, March 30, from 8:30 a.m. — noon Central time in Dallas. The meeting will be broadcast live via conference call or Web cast for those unable to attend.
Crosstex’s senior management team, led by President and Chief Executive Officer Barry E. Davis, will provide an in-depth operational and financial update, including discussions concerning strategic planning, industry trends and market opportunities. Executive Vice President and Chief Financial Officer William W. Davis will provide additional details about 2007 guidance.
The dial-in number for the call is 1-866-314-4865, and the passcode is 10791693. Callers outside the United States should dial 1-617-213-8050, and the passcode is 10791693. Interested parties can access a live Web cast of the call and download related presentation material, including additional details about 2007 guidance, on the Investors page of Crosstex Energy’s website at www.crosstexenergy.com. After the conference a replay of the call can be accessed for 30 days by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 12243743. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.
About the Crosstex Energy Companies
Crosstex Energy, L.P. (the Partnership), a midstream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, 12 processing plants, four fractionators, and approximately 160 natural gas amine-treating plants in service and approximately 35 dew point control plants. Crosstex currently provides services for over 3.0 Bcf/day of natural gas, or approximately 6.0 percent of marketed U.S. daily production based on August 2006 Department of Energy data.
Crosstex Energy, Inc. (the Corporation) owns the two percent general partner interest, a 42 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.
Investor Contact: Crystal C. Bell, Investor Relations Specialist,
Phone: 214-721-9407
Media Contact: Jill McMillan, Public Relations Specialist
Phone: 214-721-9271